EXHIBIT 10.46

Jin Gong He Number: 05006

THE JINJIANG E-GOVERNMENT SYSTEM ADMINISTRATION AND
APPLIED TECHNOLOGY TRAINING

CONTRACT

Party A:       Jinjiang City Gong Cheng Management Limited Company

Party B:       Expert Network (Shenzhen) Company Limited

Contract Signing Date: February 15, 2005

The Jinjiang e-government system has already been put into operation.  In order to enhance the capability of all department heads and specialized technicians in utilizing information network technology and resources, maintain long-term stable operation of the e-government system, comprehensively move forward to information construction of local areas and departments, Jinjiang City decided to commence, after the expiry of the system warranty period, e-government system administration and applied technology training to all department heads and specialized technicians, and confirm to appoint Party B to undertake the Jinjiang e-government System Administration and Applied Technology training.  To ensure the project to be completed with high standard and quality, both parties through friendly negotiation and based on the principle of mutual trust, honest cooperation and development agreed the following terms and conditions of this contract.

Article 1                      Definition and Meaning

The project mentioned in this contract, unless otherwise specified, means ''Jinjiang e-Government System Administration and Applied Technology Training''.

Article 2                      Two     Scope of Project

The scope of this Project is to provide training to leading cadre members of each department and part of general cadre staff, totaling 3500 people.

All the scope of works involved in this contract have been specified in the ''Jinjiang e-Government System Administration and Applied Technology Training Proposal'' submitted by Party B before the implementation and approved by Party A.  The venue, equipments and facilities required by the training shall be provided by Party A; particulars of which are not included in this contract.

Article 3                      Training Objectives

Through training, to make the leaders of each department and specialized technicians to have improvements on the foundation of the completed elementary e-government training, increase the recognition of the strategic significance of moving forward the information and e-government system, and enhance system administration, application level and operation ability of e-government so as to meet the challenge arising from the construction of administration information, and to establish a foundation for Jinjiang City to promote national economic and construction of social information.

Article 4                    Project Implementation Period

The Project implementation period is 9 months, the training is preliminarily fixed to be commenced in February 2006, the actual commencement date to be confirmed and signed by the parties according to the training and schedule proposal.  In principle, each training cycle lasts 1 week,4 classes per cycle and 25 persons per class.  Each training cycle shall be linked up with the other.

Article 5                    Rights and Obligations

5.1.      The rights and obligations of Party A.

5.1.1    Appoint a person to be responsible for coordinating and organizing the Project implementation after the commencement of the Project.

5.1.2    Be responsible for coordinating and providing venue and related facilities etc. when the training is carrying out, and assist Party B to do the research and investigation work and implementation etc..

5.1.3    Party A shall have the right to supervise and confirm the teachers and the effect of training, to form a working committee with Jinjiang e-government construction command department to assess the effect of training and to supervise and recognize the training assessment.

5.1.4    Pay Party B the contract sum according to the terms and conditions of this contract.

5.2       The rights and obligations of Party B.

5.2.1    Before the commencement of the Project, Party B should based on the management experience arising from the Jinjiang e-government training arrange the training proposal, schedule and teaching proposals for implementation upon the confirmation of Party A.  Those proposals confirmed by Party A shall deem to be appendixes of this contract and have the same legal effect as this contract.

5.2.2.   Should provide the arrangement of training course and teaching and assessment plan for the approval of Party A before the commencement of each training cycle.  Once it is approved by Party A, Party B should based on the teaching plan provide training and assessment and to ensure the training quality.

5.2.3.   Other rights and obligations of Party B to be specified in the Project training plan.

Article 6                      Training Cost & Payment Method

6.1.      Training Cost

6.1.1.   The cost stated in this contract is in RMB inclusive of taxes.

6.1.2.   The contract sum shall be paid by installment according to the numbers of the training and the number of persons to be trained.  The training cost is RMB4,215 per person, which includes the training fee and teaching materials.

6.1.3.   The number of persons to be trained under this contract is 3,500 persons; the total contract sum is RMB FOURTEEN MILLION SEVEN HUNDREN FIFTY TWO THOUSAND AND FIVE HUNDRED ONLY (￥14,752,500.00).

6.2.      Payment Method

6.2.1.   Within 10 working days after the commencement of training, Party A shall pay 10% of the total contract sum as advance payment, amounts to RMB ONE MILLION FOUR HUNDRED SEVENTY FIVE THOUSAND AND TWO HUNDRED FIFTY ONLY (￥1,475,250.00).

6.2.2.   Party A shall according to the proportion and progress of training, settle the account upon completion of every 10 training cycles, such settlement does not include advance payment.

6.2.3.   After the project has been completed, the contract amount shall be calculated based on the actual number of persons trained.

Article 7                      Confidentiality Provisions

7.1       Without the permission of one party, the other party shall not divulge any internal information, data and other commercial information of bother parties involved in this Project to any other 3rd party.

7.2       If any party divulges the confidential information, the other party shall have the right to institute legal proceedings against such party.

7.3       This article shall remain effective even if this contract has been modified, released or terminated.

7.4       Both parties guarantee, save and except to the staff participated in the Project, not to divulge to any other staff, training teachers any information, data and other commercial information and secret involved in the Project.

Article 8                      Responsibilities for Breach of Contract

8.1.      Save for the event of Force Majeure, either party shall not terminate or rescind the contract without cause, otherwise such party shall pay the other a corresponsive compensation;  the exact amount to be negotiated and agreed by both parties.

8.2       Any alternation to the period mentioned in Article 4 hereof shall be signed and agreed by both party A and Party B.  If the extension of the implementation period of the Project is not solely caused by Party B, Party A shall pay a compensation for the time extended; the exact amount to be negotiated and agreed by both parties.  If it is solely caused by Party B, and Party B cannot complete the Project in accordance with the time stipulated in Article 4 hereof, Party B shall pay an indemnity for the time extended; the exact amount to be negotiated and agreed by both parties.

8.3       If the training proposal of Party B is delayed due to Party A's failure to pay training costs according to the progress or its failure to work in coordination with Party B as requested, Party A shall pay Party B a compensation; the exact amount to be negotiated and agreed by both parties.

Article 9                      Dispute Resolutions

In Party A and Party B have dissenting views in respect of the interpretation of the terms and conditions of the contract, or there is dispute arising from any matters relating to the contract, both parties shall based on the principle of friendly corporation negotiate and discuss with each other.  If it failed to settle the dispute by negotiation, either party may institute the legal action in the court of the signing place.

Article 10                    Miscellaneous

1.          This contract becomes effective from the date of signing with chop by both parties.

2.          This is the final contract between both parties which shall not be altered arbitrarily without the written consent of both parties.  The ''Jinjiang e-Government System Administration and Applied Technology Training Proposal'', the ''Jinjiang e-Government System Administration and Applied Technology Training Schedule Proposal'' and the ''Jinjiang e-Government System Administration and Applied Technology Training Teaching Proposal'' which have been signed and agreed by both parties before implementation of the project, are the appendixes of this contract and shall have the same legal effect as this contract.

3.          This contract is in quadruplicate, each of Party A and Party B holds two copies which shall have the same legal effect.

Appendix I:     Jinjiang e-Government System Administration and Applied Technology Training Proposal

Appendix II:   Jinjiang e-Government System Administration and Applied Technology Training Schedule Proposal

Appendix III:  Jinjiang e-Government System Administration and Applied Technology Training Teaching Proposal

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Party A:                                   Jinjiang City Gong Cheng Management Limited Company
Representative:                      [Signature of the representative with the chop of Jinjiang City Gong Cheng Management Limited Company]

Party B:                                   Expert Network (Shenzhen) Company Limited
Representative:                     [Signature of Song Feng with the chop of Expert Network (Shenzhen) Company Limited]

Signing Date:              February 15, 2005
Signing Place:             Jinjiang City of Fujian Province